EXHIBIT 12

                         THE BEAR STEARNS COMPANIES INC.
            COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND TO
              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                        (IN THOUSANDS, EXCEPT FOR RATIO)

                                           (Unaudited)
                                        Nine months Ended                          Fiscal Year Ended
                                     -----------------------   ---------------------------------------------------------
                                     August 31,   August 31,   November 30,   November 30,   November 30,   November 30,
                                        2004         2003          2003           2002           2001           2000
                                     ----------   ----------   ------------   ------------   ------------   ------------
Earnings before taxes on income      $1,486,333   $1,335,506   $  1,772,269   $  1,310,963   $    934,444   $  1,171,523
                                     ----------   ----------   ------------   ------------   ------------   ------------
Add: Fixed Charges
  Interest                            1,055,370    1,067,184      1,400,953      1,762,580      3,793,998      4,772,286
  Interest factor in rents               27,117       26,838         36,038         37,735         33,500         32,200
                                     ----------   ----------   ------------   ------------   ------------   ------------
    Total fixed charges               1,082,487    1,094,022      1,436,991      1,800,315      3,827,498      4,804,486
                                     ----------   ----------   ------------   ------------   ------------   ------------
Earnings before fixed charges
  and taxes on income                $2,568,820   $2,429,528   $  3,209,260   $  3,111,278   $  4,761,942   $  5,976,009
                                     ==========   ==========   ============   ============   ============   ============
Preferred stock dividend
  requirements                       $   32,144   $   36,277   $     48,084   $     53,142   $     59,074   $     59,264
Total combined fixed charges
  and preferred stock dividends      $1,114,631   $1,130,299   $  1,485,075   $  1,853,457   $  3,886,572   $  4,863,750
                                     ==========   ==========   ============   ============   ============   ============
Ratio of earnings to fixed charges          2.4          2.2            2.2            1.7            1.2            1.2
                                     ----------   ----------   ------------   ------------   ------------   ------------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                           2.3          2.1            2.2            1.7            1.2            1.2
                                     ----------   ----------   ------------   ------------   ------------   ------------

                                         Five         Fiscal
                                     Months Ended   Year Ended
                                     ------------   ----------
                                     November 26,    June 30,
                                         1999          1999
                                     ------------   ----------
Earnings before taxes on income      $    453,592   $1,064,108
                                     ------------   ----------
Add: Fixed Charges
  Interest                              1,524,046    3,344,190
  Interest factor in rents                 12,783       31,363
                                     ------------   ----------
    Total fixed charges                 1,536,829    3,375,553
                                     ------------   ----------
Earnings before fixed charges
  and taxes on income                $  1,990,421   $4,439,661
                                     ============   ==========
Preferred stock dividend
  requirements                       $     25,863   $   62,340
Total combined fixed charges
  and preferred stock dividends      $  1,562,692   $3,437,893
                                     ============   ==========
Ratio of earnings to fixed charges            1.3          1.3
                                     ------------   ----------
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                             1.3          1.3
                                     ------------   ----------


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